CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 28, 1999 incorporated by reference in WPS Resources Corporation's Form 10-K for the year ended December 31, 1998 and to all references of our firm included in this registration statement.

                                                        /s/ Arthur Andersen LLP

                                                        ARTHUR ANDERSEN LLP


October 6, 1999
Milwaukee, Wisconsin